Exhibit 99.1

•	JDA Investor Relations Contact:
• JDA Software Group, Inc.	Mike Burnett
• NEWS RELEASE	GVP, Treasury and Investor Relations
•	Tel: 480-308-3392
JDA Public Relations Contact:
Beth Elkin
Sr. Director, Corporate Communications
Tel: 469-357-4225
JDA Software Completes Acquisition of i2 Technologies
     JDA Strengthens Market Position with More Than 6,000 Global Customers, Offering Unparalleled Supply Chain Optimization Solutions Spanning from Materials to the Consumer
Scottsdale, Arizona – January 28, 2010 – JDA ® Software Group, Inc. (NASDAQ:JDAS) today announced that it has completed the acquisition of i2 Technologies, Inc. (NASDAQ: ITWO) in a transaction valued at approximately $604 million, or $19.79 per common share. By finalizing the acquisition, JDA solidifies its position as one of the world’s leading providers of supply chain management and pricing solutions with the addition of i2’s 400-plus customers and robust, patented manufacturing, supply chain, retail and transportation solutions. This acquisition brings together two market leaders, resulting in JDA’s ability to provide the most comprehensive, integrated supply chain offering, spanning from materials to the consumer. Together, the combined company’s customer base comprises more than 6,000 companies worldwide in the discrete and process manufacturing, wholesale distribution, transportation, retail and services industries.
          “With the close of the i2 acquisition, we’ve achieved an exciting milestone and an important and consistent next step in our strategy of becoming the foremost end-to-end supply chain solutions provider. JDA’s and i2’s combined resources, talent and track record create a platform for accelerated innovation, expanded service and support, and improved delivery of the results that matter most to our customers,” said JDA Chief Executive Officer Hamish Brewer. “The addition of i2 doubles JDA’s market for advanced planning and optimization solutions in all targeted manufacturing verticals, enabling us to address the complexities of discrete manufacturing, complement our leadership in process manufacturing, strengthen our presence in transportation and increase traction in Tier 1 and Tier 2 markets. Backed by financial strength, an impressive customer base and our unmatched services and solutions offerings, we believe that the new JDA is the world’s most comprehensive supply chain software company.”
          “With near-term synergies in operations, administrative functions and infrastructure costs expected to produce annual savings of approximately $20 million, we anticipate that the acquisition will significantly improve operational leverage and produce strong financial results going forward,” added Brewer.
          The potential realized through the combination of these two supply chain leaders is already resonating in the marketplace.
          “With its acquisition of i2, JDA is now the leading solutions provider focused on delivering world-class software and services across the global supply chain,” said Bill Bryan, director of supply chain and supply chain economics, at The Timken Company, a global manufacturer of highly engineered bearings, alloy steels and related components and assemblies. “JDA plus i2 is a powerful combination. As a long-time customer of both companies and an active member and chairman of the i2 User Group, I am looking
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JDA Software Group Completes Acquisition of i2 Technologies
forward to learning more about the substantial value that the new combined company can deliver to businesses worldwide.”
Executive and Senior Management Appointments
          As part of the acquisition, former i2 executives Aditya Srivastava and Kelly Thomas will join JDA’s executive and senior management team. Srivastava is the combined company’s Senior Vice President and Chief Technology Officer and Thomas is Senior Vice President, Manufacturing. JDA also promoted Namita Dhallan to Chief Product Officer and Salil Joshi to Regional Vice President of JDA’s Center of Excellence in India. For more information about JDA’s executive and senior management team, please visit http://www.jda.com/company/executives.html.
Financial Terms of the Acquisition
          Under the terms of the merger agreement, each issued and outstanding share of i2’s common stock was converted into the right to receive $12.70 per share in cash and 0.2562 shares of JDA common stock with a combined value equal to $19.79 per share (“common stock merger consideration”) based on JDA’s closing stock price on Jan. 27, 2010. Each issued and outstanding share of i2’s Series B Convertible Preferred Stock was converted into the right to receive $1,101.92 per share in cash, which includes accrued and unpaid dividends through the closing date. In addition, the vesting of all outstanding i2 stock options and substantially all restricted stock units was accelerated and the holders of such equity awards were entitled to receive the common stock merger consideration less any exercise price of such equity awards.
          JDA used the proceeds from its previously issued $275 million senior notes offering and a portion of the companies’ combined cash balances at closing to fund the cash obligations under the merger agreement and related transaction expenses.
          Goldman Sachs acted as exclusive financial advisor to JDA and DLA Piper US LLP acted as JDA’s legal counsel. Thomas Weisel Partners acted as exclusive financial advisor to i2 and Munsch Hardt Kopf & Harr, P.C. acted as i2’s legal counsel.
JDA 2010 Outlook Conference Call
          JDA has scheduled an analyst call on Tuesday, Feb. 16, 2010 at 11 a.m. EST to discuss its 2010 Outlook. A live audio webcast of the conference call can be accessed by logging onto www.jda.com in the Investor Relations section. To listen to the conference call via telephone, dial 1-877-941-4774 (United States) or 1-480-629-9760 (international) and ask the operator for the “JDA Software Group, Inc. 2010 Outlook Conference Call.” Participation will be in listen-only mode. A replay of the conference call will be available beginning at approximately 2 p.m. EST on Feb. 16 through Feb. 28. To hear a replay of the call over the Internet, go to www.jda.com.
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JDA Software Group Completes Acquisition of i2 Technologies
          JDA’s 2010 Outlook press release is expected to be issued the morning of Feb. 16 and will be available online at www.jda.com.
About JDA Software Group, Inc.
          JDA® Software Group, Inc. (NASDAQ: JDAS) is a leading global provider of innovative supply chain management and pricing excellence solutions. JDA empowers more than 6,000 companies of all sizes to make optimal decisions that improve profitability and achieve real results in the discrete and process manufacturing, wholesale distribution, transportation, retail and services industries. With an integrated solutions offering that spans the entire supply chain from materials to the consumer, JDA leverages the powerful heritage and knowledge capital of acquired market leaders including i2 Technologies®, Manugistics®, E3®, Intactix® and Arthur®. JDA’s multiple service options provide customers with flexible configurations, rapid time-to-value, lower total cost of ownership and 24/7 functional and technical support and expertise. To learn more, visit www.jda.com or e-mail info@jda.com.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995
          This press release contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about JDA Software Group, Inc and i2 Technologies, Inc. Forward-looking statements are generally accompanied by words such as “will,” and “expect” and other words with forward-looking connotations. In this press release, such forward-looking statements include, without limitation, Mr. Brewer’s statement that we expect to achieve approximately $20 million in near-term synergies. The occurrence of future events may involve a number of risks and uncertainties, including risks detailed from time to time in the “Risk Factors” section of our filings with the Securities and Exchange Commission. Additional information relating to the uncertainty affecting our business is contained in our filings with the SEC. As a result of these and other risks, actual results may differ materially from those predicted. JDA is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
JDA Software Group
14400 North 87th Street
Scottsdale, AZ 85260